UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 16, 2015

Biota Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35285	59-1212264
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2500 Northwinds Parkway, Suite 100 Alpharetta, GA		30009
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (678) 221-3350

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

As previously reported on August 25, 2014, GlaxoSmithKline, plc (GSK) filed an appeal to the United States Patent Trial and Appeal Board in relation to the pending patent application No. 08/737,141 related to Relenza®. On March 16, 2015, the company was informed that the United States Patent Trial and Appeal Board had issued a decision denying the appeal and affirming the Examiner’s prima facie case of obviousness rejection under 35 U.S.C. 103(a). GSK and the company intend to pursue available legal options with respect to this decision and to continue to seek issuance of this pending patent. No assurance can be given that the pursuit of any such options will be successful. Issued patents relating to Relenza® outside of the Unite States are unaffected, and will expire in May 2015 in the major countries of the European Union, and July 2019 in Japan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Biota Pharmaceuticals, Inc.

Date: March 19, 2015	/s/ Joseph Patti
	Name:	Joseph M. Patti
	Title:	Chief Executive Officer and President
(Duly Authorized Officer)